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                                                                 Exhibit 2(n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Shareholders and Board of Trustees
Kiewit Investment Fund LLLP:


We consent to the use of our report, incorporated herein by reference, dated May 22, 2006, to the Kiewit Investment Fund LLLP, and to the references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accountants" in the Registration Statement.



/s/KPMG LLP

Boston, Massachusetts
May 31, 2006